WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Textmunication Holdings, Inc.

A NEVADA CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Textmunication Holdings, Inc., a Nevada corporation (the “Corporation”), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Section 78.315(2) of the Nevada Revised Statutes and pursuant to the bylaws of the Corporation.

1.	Change in Auditor

WHEREAS the Corporation dismissed GBH CPAs, PC as the Corporation’s independent auditor;

WHEREAS the board of directors considers it in the best interests of the Corporation to appoint Boyle CPA, LLC as the Corporation’s independent auditor;

RESOLVED THAT the board of directors approve the appointment of Boyle CPA, LLC as the Corporation’s independent auditor effective immediately.

2.	Authorization of Corporate Actions.

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

Approval

Dated: May 15, 2018

The undersigned, being all the directors of Textmunication Holdings, Inc., waive the required notice of meeting and consent to all actions taken hereby.

Wais Asefi